Exhibit 10.61

THE DUN & BRADSTREET CORPORATION
2009 STOCK INCENTIVE PLAN
INTERNATIONAL RESTRICTED STOCK UNIT AWARD
(Month Day, Year)
This RESTRICTED STOCK UNIT AWARD (this “Award”) is being granted to FirstName LastName (the “Participant”) as of this Xth day of Month, 2013 (the “Award Date”) by THE DUN & BRADSTREET CORPORATION (the “Company”) pursuant to THE DUN & BRADSTREET CORPORATION 2009 STOCK INCENTIVE PLAN (As Amended and Restated With Respect to Awards Granted Under the Plan on or after January 1, 2013) (the “Plan”). Capitalized terms not defined in this Award have the meanings ascribed to them in the Plan.
1.Grant of Restricted Stock Units. The Company hereby awards to the Participant pursuant to the Plan ### restricted stock units (“RSUs”). Each RSU constitutes an unfunded and unsecured promise of the Company to deliver (or cause to be delivered) to the Participant, subject to the terms of this Award and the Plan, one share of the Company’s common stock, par value $.01 (“Share”) on the delivery date as provided herein. Until delivery of the Shares, the Participant has only the rights of a general unsecured creditor of the Company, and no rights as a shareholder of the Company.
2.Vesting. Subject to Sections 3, 4 and 9 below, the restrictions on the applicable percentage of the RSUs shall lapse and such percentage of the RSUs shall vest on each “Vesting Date” set forth in the following schedule provided the Participant remains in the continuous active employ of the Company or its Affiliates during the period commencing on the Award Date and ending on the applicable Vesting Date:

Vesting Date	Percentage of RSUs Vested	# of RSUs Vested
Month Day, Year	XX%	###
Month Day, Year	XX%	###
Month Day, Year	XX%	###
The foregoing provisions notwithstanding, and subject to the provisions of Section 8 below, the Company may cause such number of RSUs to vest prior to the Vesting Dates to the extent necessary to satisfy any Tax-Related Items (as defined in Section 8 below) that may arise before the Vesting Dates.
3.Termination of Employment Before One Year Anniversary of Grant. If the Participant ceases to provide services as an employee of the Company and its Affiliates for any reason prior to the one-year anniversary of the Award Date, the Participant shall forfeit all rights to and interests in the RSUs.
4.Termination of Employment On or After One Year Anniversary of Grant. If the Participant ceases to provide services as an employee of the Company and its Affiliates on or after the one year anniversary of the Award Date due to Retirement, death or Disability, any unvested RSUs shall become fully vested as of the date the Participant ceases to provide services. If the Participant ceases to provide services as an employee of the Company and its Affiliates on or after the one year anniversary of the grant for any reason other than Retirement, death or Disability and prior to the next Vesting Date, the Participant shall forfeit all rights to and interests in the unvested RSUs.
5.Voting. The Participant will not have any rights of a shareholder of the Company with respect to RSUs until delivery of the underlying Shares.
6.Dividend Equivalents. Unless the Committee determines otherwise, in the event that a dividend is paid on Shares, an amount equal to such dividend shall be credited for the benefit of the Participant based on the number of RSUs credited to the Participant as of the dividend record date, and such credited dividend amount shall be in the form of an additional number of RSUs (which may include fractional RSUs) based on the Fair Market Value of a Share on the dividend payment date. The additional RSUs credited in connection with a dividend will be subject to the same restrictions as the RSUs in respect of which the dividend was paid, including, without limitation, the provisions governing time and form of settlement or payment applicable to the associated RSUs.
7.Transfer Restrictions. The RSUs are non-transferable and may not be assigned, pledged or hypothecated and shall not be subject to execution, attachment or similar process. Upon any attempt to effect any such disposition, or upon the levy of any such process, the RSUs that have not been settled shall immediately be forfeited.
8.Withholding Taxes.
(a)The Participant acknowledges that, regardless of any action taken by the Company or, if different, the Participant’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSU, including, but not limited to, the grant, vesting or settlement of the RSU, the subsequent sale of Shares acquired pursuant to the settlement and the receipt of any dividend equivalents or dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSU to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction between the Award Date and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy Tax-Related Items. In this regard, the Participant authorizes the Company or its agents, at its discretion, to satisfy the obligations with regard to all Tax-Related Items by withholding in Shares to be issued upon vesting and settlement of the RSU. In the event that such withholding in Shares is problematic under applicable tax or securities law or has materially adverse accounting consequences, by the Participant’s acceptance of the RSU, the Participant authorizes and directs the Company and any brokerage firm determined acceptable to the Company to sell on the Participant’s behalf a whole number of Shares from those Shares issuable to the Participant as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the obligation for Tax-Related Items. Anything in this Section 8 to the contrary notwithstanding, to avoid a prohibited acceleration under Code Section 409A, the number of Shares subject to RSUs that will be permitted to be released and withheld (or sold on the Participant’s behalf) to satisfy any Tax-Related Items arising prior to the date the Shares are scheduled to be delivered pursuant to Section 10 for any portion of the RSUs that is considered nonqualified deferred compensation subject to Code Section 409A shall not exceed the number of Shares that equals the liability for the Tax-Related Items.
(c)Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the vested RSU, notwithstanding that a number of Shares are held back solely for the purpose of paying the Tax-Related Items.
(d)Finally, the Participant agrees to pay to the Company or the Employer, including through withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer, any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.

9.Change in Control. Notwithstanding anything to the contrary in Section 3 and 4, if there is a Change in Control of the Company prior to the payment of the Award, the terms set forth in Section 6(d)(ii) of the Plan (including Good Reason protection under Section 6(d)(ii)(ii) thereof) shall govern.
10.Delivery of Shares.
(a)    The Shares subject to the Award shall be delivered on (i) the applicable Vesting Dates or, (ii) if earlier, the earliest vesting event contemplated under (1) Section 4 above in connection with the Participant’s death or the termination of the Participant’s employment due to Disability or Retirement or (2) Section 9 above in connection with a Change in Control; provided, however, that if the Award or settlement of the Award constitutes an item of deferred compensation under Code Section 409A and the Change in Control is not a “change in control event” within the meaning of Code Section 409A, the Shares subject to the Award shall be delivered in accordance with the applicable Vesting Dates or, if earlier, the earliest vesting event contemplated under Section 4 in connection with the Participant’s death or the termination of the Participant’s employment due to Disability or Retirement.
(b)    Anything in the provisions of this Award to the contrary notwithstanding, the delivery of the Shares subject to of the Award or any other payment under this Award that constitutes an item of deferred compensation under Code Section 409A and becomes payable to the Participant by reason of his or her termination of employment shall not be made to such Participant unless his or her termination of employment constitutes a “separation from service” (within the meaning of Code Section 409A). In addition, if such Participant is at the time of such separation from service a “specified employee” (within the meaning of Code Section 409A), the delivery of the Shares (or other payment) described in the foregoing sentence shall be made to the Participant on the earlier of (i) the first day immediately following the expiration of the six-month period measured from such Participant’s separation from service, or (ii) the date of the Participant’s death, to the extent such delayed payment is otherwise required in order to avoid a prohibited distribution under U.S. Treasury Regulations issued under Code Section 409A.
(c)    Until the Company determines otherwise, delivery of Shares on each applicable settlement date will be administered by the Company’s transfer agent or an independent third-party broker selected from time to time by the Company.

11.Change in Capital Structure. The terms of this Award, including the number of RSUs, shall be adjusted in accordance with Section 13 of the Plan as the Committee determines is equitably required in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of Shares or other similar changes in capitalization.
12.Detrimental Conduct Agreement. The obligations of the Company under this Award are subject to the Participant’s timely execution, delivery and compliance with the Detrimental Conduct Agreement in the form provided by the Company to the Participant.
13.Code Section 409A. This Award is intended to be exempt from or compliant with Code Section 409A and the U.S. Treasury Regulations relating thereto so as not to subject the Participant to the payment of additional taxes and interest under Code Section 409A. In furtherance of this intent, the provisions of this Award will be interpreted, operated, and administered in a manner consistent with these intentions. The Committee may modify the terms of this Award, the Plan or both, without the consent of the Participant, beneficiary or such other person, in the manner that the Committee may determine to be necessary or advisable in order to comply with Code Section 409A and to avoid the imposition of any penalty tax or other adverse tax consequences under Code Section 409A. This Section 13 does not create an obligation on the part of the Company to modify the terms of this Award or the Plan and does not guarantee that the Award or the delivery of Shares under the Award will not be subject to taxes, interest and penalties or any other adverse tax consequences under Code Section 409A. The Company will have no liability to the Participant or any other party if the Award, the delivery of Shares upon settlement of the Award or other payment hereunder that is intended to be exempt from, or compliant with, Code Section 409A, is not so exempt or compliant or for any action taken by the Committee with respect thereto.
14.Entire Agreement. The Plan is incorporated herein by reference and a copy of the Plan can be requested from the Corporate Secretary, The Dun & Bradstreet Corporation, 103 JFK Parkway, Short Hills, New Jersey 07078. The Plan and this Award (including the appendix) constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter. To the extent any provision of this Award is inconsistent or in conflict with any term or provision of the Plan, the Plan shall govern. Any action taken or decision made by the Committee arising out of or in connection with the construction, administration, interpretation or effect of this Award shall be within its sole and absolute discretion and shall be final, conclusive and binding on the Participant and all persons claiming under or through the Participant.
15.No Rights to Continued Employment. Nothing contained in the Plan or this Award shall give the Participant any right to be retained in the employment of the Company or its Affiliates or affect the right of any such Employer to terminate the Participant. The adoption and maintenance of the Plan shall not constitute an inducement to, or condition of, the employment of any Participant. The Plan is a discretionary plan, and participation by the Participant is purely voluntary. The future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty. Participation in the Plan with respect to this Award shall not entitle the Participant to participate with respect to any other award in the future, or benefits in lieu of RSUs, even if RSUs have been granted in the past. Any payment or benefit paid to the Participant with respect to this Award shall not be considered to be part of the Participant’s “salary,” and thus, shall not be taken into account for purposes of calculating any termination indemnity, severance pay, redundancy, dismissal, end of service payment, bonuses, long-term service awards, retirement, pension payment, welfare benefits, or any other employee benefits. In no event should the Award be considered as compensation for or relating to, past services for the Company, the Employer, or any Affiliate of the Company, nor are RSUs and the Shares subject to the RSUs intended to replace any pension rights or compensation. All decisions with respect to future RSUs, if any, will be at the sole discretion of the Company. In consideration of the grant of RSUs, no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from the Participant ceasing to provide services to the Company or the Employer (regardless of the reason for the termination, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of any employment agreement) and the Participant irrevocably releases the Company, the Employer and any Affiliate from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting this Award, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim. The Participant's employment or service relationship will be considered terminated as of the date the Participant is no longer providing services to the Company or one of its Affiliates (regardless of the reason for such termination and whether or not later to be found invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of Participant’s employment agreement, if any), and unless otherwise expressly provided in this Award or determined by the Company, the Participant’s right to vest in RSUs under the Plan, if any, will terminate as of the date that the Participant is no longer providing services as an employee. The Committee shall have the exclusive discretion to determine when the Participant is no longer providing services for purposes of the Participant’s RSU grant. Unless otherwise provided in the Plan or Award or by the Company in its discretion, the RSUs and benefits evidenced by this document do not create any entitlement to have the RSUs transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any Change in Control or other corporate transaction affecting the Shares. Neither the Company, the Employer nor any Affiliate shall be liable to the Participant for any foreign exchange rate fluctuation between Participant’s local currency and the United States dollar that may affect the value of the RSU or any amounts due to the Participant in the settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement.
16.Successors and Assigns. This Award shall be binding upon and inure to the benefit of all successors and assigns of the Company and the Participant, including without limitation, the estate of the Participant and the executor, administrator or trustee of such estate or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.
17.Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Award by and among, as applicable, the Employer, and the Company and its Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.
The Participant understands that the Company, the Employer, and any Affiliate may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company or an Affiliate, details of all RSUs or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the purpose of implementing, administering and managing the Plan. The Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan. The Participant understands that the recipients of Data may be located in the United States or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. The Participant understands that he or she is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, the Participant’s employment status and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant the Participant RSUs or other equity awards or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact the Participant’s local human resources representative.
18.Severability. The terms or conditions of this Award shall be deemed severable and the invalidity or unenforceability of any term or condition hereof shall not affect the validity or enforceability of the other terms and conditions set forth herein.
19.No Advice Regarding Award. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendation regarding the Participant’s participation in the Plan, or the acquisition or sale of underlying Shares. The Participant is advised to consult with his or her personal tax, legal, and financial advisors regarding the decision to participate in the Plan before taking any action related to the Plan.
20.Language. If the Participant receives this Award or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
21.Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. The Participant hereby agrees that all on-line acknowledgements shall have the same force and effect as a written signature.
22.Appendix. Notwithstanding any provisions in this Award, the RSU shall be subject to any special terms and conditions set forth in any Appendix to this Award for the Participant’s country. Moreover, if the Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to the Participant to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Award.
23.Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the RSU and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
24.Clawback/Recovery. If the Participant is now or is hereafter subject to any clawback policy that the Company has adopted or is required to adopt pursuant to listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law, the RSUs will be subject to recoupment in accordance with such clawback policy.
25.Waiver. The Participant acknowledges that a waiver by the Company or breach of any provision of this Award shall not operate or be construed as a waiver of any other provision of this Award, or of any subsequent breach by the Participant or any other Participant.
26.Governing Law.
(a)The laws of the State of New Jersey, U.S.A., including tort claims, (without giving effect to its conflicts of law principles) govern exclusively all matters arising out of or relating to this Award, including, without limitation, its validity, interpretation, construction, performance, and enforcement.
(b)Any party bringing a legal action or proceeding against any other party arising out of or relating to this Award shall bring the legal action or proceeding in the United States District Court for the District of New Jersey and any of the courts of the State of New Jersey, U.S.A.
(c)Each of the Company and the Participant waives, to the fullest extent permitted by law, (a) any objection which it may now or later have to the laying of venue of any legal action or proceeding arising out of or relating to this Award brought in any court of the State of New Jersey, U.S.A., or the United States District Court for the District of New Jersey, including, without limitation, a motion to dismiss on the grounds of forum non conveniens or lack of subject matter jurisdiction; and (b) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.
Each of the Company and the Participant submits to the exclusive jurisdiction (both personal and subject matter) of (a) the United States District Court for the District of New Jersey and its appellate courts, and (b) any court of the State of New Jersey, U.S.A., and its appellate courts, for the purposes of all legal actions and proceedings arising out of or relating to this Award.

IN WITNESS WHEREOF, this Restricted Stock Unit Award has been duly executed as of the date first written above.
THE DUN & BRADSTREET CORPORATION

By:______________________________

APPENDIX
THE DUN & BRADSTREET CORPORATION
2009 STOCK INCENTIVE PLAN
INTERNATIONAL RESTRICTED STOCK UNIT AWARD
This Appendix includes additional terms and conditions that govern the RSUs granted to the Participant if the Participant resides in one of the countries listed herein. This Appendix forms part of the Award. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Award or the Plan.
This Appendix also includes information regarding exchange controls and certain other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of February 2013. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information noted herein as the only source of information relating to the consequences of the Participant’s participation in the Plan because the information may be out of date at the time the Participant vests in the RSUs, or when the Participant sells the Shares acquired under the Plan.
In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure the Participant of any particular result. Accordingly, the Participant is advised to seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to the Participant’s situation.
Finally, the Participant understands that if he or she a citizen or resident of a country other than the one in which the Participant is currently working, transfers employment after the Award Date, or is considered a resident of another country for local law purposes, the information contained herein may not apply to the Participant, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply.
AUSTRALIA
Notifications

Securities Law Information. If the Participant acquires Shares under the Plan and offers his or her Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. The Participant should obtain legal advice with respect to his or her disclosure obligations prior to making any such offer.

Exchange Control Information. Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers. The Australian bank assisting with the transaction will file the report. If there is no Australian bank involved in the transfer, the Participant will be required to file the report.
FRANCE
Terms and Conditions
Language Consent
By accepting the RSUs, Participant confirms having read and understood the Plan and the Award, including all terms and conditions included therein, which were provided in the English language. Participant accepts the terms of those documents accordingly.

En acceptant les RSUs, le Participant confirme avoir lu et compris le Plan et l'attribution, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Participant accepte les dispositions de ces documents en connaissance de cause.
Notifications
Exchange Control Information. The Participant must comply with the exchange control regulations in France. If the Participant retains Shares acquired under the Plan outside France or maintains a foreign bank account, the Participant is required to report such to the French tax authorities when filing the Participant’s annual tax return.
Awards Not Tax-Qualified. The Participant understands that the RSUs are not intended to be French tax-qualified.

NETHERLANDS

Terms and Conditions
Termination of Employment On or After One Year Anniversary of Grant. This provision replaces Section 4 of the Award:

If the Participant ceases to provide services as an employee of the Company and its Affiliates on or after the one year anniversary of the Award Date due to death, Disability (as defined in the Plan) or retirement (meaning the employee can meet the definition of “Retirement” set forth in the Plan and is eligible to receive and will receive (pre)pension or early retirement benefits directly following the termination date of his or her employment contract) any unvested RSUs shall become fully vested as of the employment termination date (such accelerated vesting date, also being referred to herein as a Vesting Date). If the Participant ceases to provide services as an employee of the Company and its Affiliates on or after the one year anniversary of the Award Date for any reason other than death, Disability or retirement (as defined above) and prior to any applicable Vesting Date, the Participant shall forfeit all rights to and interests in the unvested RSUs.

Notifications
Securities Law Information. The Participant should be aware of the Dutch insider trading rules, which may impact the sale of Shares acquired under the Plan. In particular, the Participant may be prohibited from effecting certain share transactions if he or she has insider information regarding the Company.
By accepting the RSUs, the Participant acknowledges having read and understood this Securities Law Information section and acknowledges that it is his or her responsibility to comply with the following Dutch insider trading rules:
Under Article 5:56 of the Dutch Financial Supervision Act, anyone who has “insider information” related to an issuing company is prohibited from effectuating a transaction in securities in or from the Netherlands. “Inside information” is defined as knowledge of specific information concerning the issuing company to which the securities relate or the trade in securities issued by such company, which has not been made public and which, if published, would reasonably be expected to affect the stock price, regardless of the development of the price. In the case of the Company, an insider could be any employee of any Affiliate in the Netherlands who has inside information as described herein.
Given the broad scope of the definition of inside information, certain employees working at a Affiliate in the Netherlands (including the Participant) may have inside information and, thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when the Participant had such inside information.
If the Participant is uncertain whether the insider trading rules apply to him or her, then Participant should consult with his or her personal legal advisor.

SINGAPORE
Terms and Conditions
Securities Law Information. The RSUs are being granted to the Participant pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. The Participant should note that such RSU grant is subject to section 257 of the SFA and the Participant will not be able to make any subsequent sale in Singapore, or any offer of such subsequent sale of the Shares underlying the RSU unless such sale or offer in Singapore is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.
Notifications
Director Notification Requirement. Directors of a Singaporean Affiliate are subject to certain notification requirements under the Singapore Companies Act. Directors must notify the Singapore Affiliate in writing of an interest (e.g., unvested RSUs, Shares, etc.) in the Company or any Affiliate within two (2) business days of (i) its acquisition or disposal, (ii) any change in previously disclosed interest (e.g., when Shares acquired at vesting are sold), or (iii) becoming a director.
Insider Trading Notification. The Participant should be aware of the Singapore insider trading rules, which may impact the acquisition or disposal of Shares or rights to Shares under the Plan. Under the Singapore insider trading rules, the Participant is prohibited from selling Shares when the Participant is in possession of information which is not generally available and which the Participant knows or should know will have a material effect on the price of Shares once such information is generally available.

UNITED KINGDOM
Terms and Conditions
Withholding Taxes. This provision supplements Section 8 of the Award:
If payment or withholding of the income tax due is not made within ninety (90) days of the event giving rise to the income tax, or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax shall constitute a loan owed by the Participant to the Employer, effective on the Due Date. The Participant agrees that the loan will bear interest at the then-current Official Rate of Her Majesty’s Revenue and Customs (“HMRC”), it will be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section 8 of the Award or by demanding cash or a cheque from the Participant.
Notwithstanding the foregoing, if the Participant is an officer or executive director (as within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), the terms of the immediately foregoing provision will not apply. In the event that the Participant is an officer or executive director and income tax is not collected from or paid by the Participant within 90 days of the Due Date, the amount of any uncollected income tax may constitute a benefit to the Participant on which additional income tax and national insurance contributions (“NICs”) may be payable. The Participant acknowledges that the Participant ultimately will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer (as applicable) for the value of any employee NICs due on this additional benefit.
RSUs Payable in Shares. Notwithstanding any discretion in the Plan or anything to the contrary in the Award, RSUs granted to the Participant in the United Kingdom do not provide any right for the Participant to receive a cash payment; the RSUs are payable in Shares only.

Termination of Employment On or After One Year Anniversary of Grant. This provision replaces Section 4 of the Award:
If the Participant ceases to provide services as an employee of the Company and its Affiliates on or after the one year anniversary of the Award Date due to death or Disability (as defined in the Plan), any unvested RSUs shall become fully vested as of the employment termination date (such accelerated vesting date, also being referred to herein as a Vesting Date). If the Participant’s ceases to provide services as an employee of the Company and its Affiliates on or after the one year anniversary of the Award Date for any reason other than death or Disability and prior to any applicable Vesting Date, the Participant shall forfeit all rights to and interests in the unvested RSUs. Notwithstanding any provision in the Plan to the contrary, due to legal restrictions, if the Participant ceases to provide services as an employee of the Company and its Affiliates for reason of Retirement on or after the first anniversary of the Award Date, the vesting of the RSU shall not be accelerated and any unvested RSUs shall be forfeited as of the date the Participant ceases to provide services as an employee of the Company and its Affiliates.